FOR IMMEDIATE RELEASE
October 26, 2011

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT
REPORTS $0.25 EARNINGS PER SHARE AND
$19.96 NET BOOK VALUE PER SHARE

Bethesda, MD - October 26, 2011 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the period from the closing of its initial public offering ("IPO") on August 9, 2011 through September 30, 2011 (the "stub period") of $2.5 million, or $0.25 per share, and net book value of $19.96 per share.
FINANCIAL HIGHLIGHTS

•	Successfully completed IPO and concurrent private placement in August 2011, raising $200 million of equity

•	Net income of $2.5 million, or $0.25 per share

◦	$0.23 per share, excluding $0.02 per share of other investment related net gains

◦	Net income includes all unrealized gains and losses on investment and hedging portfolios, due to fair value option election and no hedge accounting

•	$0.17 per share of taxable income

•	$0.20 per share dividend declared

•	$19.96 net book value per share as of September 30, 2011

OTHER THIRD QUARTER HIGHLIGHTS

•	$1.7 billion investment portfolio value as of September 30, 2011

•	7.8x leverage as of September 30, 2011(1)

◦	4.7x average leverage for the stub period

•	4.0% constant prepayment rate (“CPR”) for the stub period(2)

◦	5.7% CPR for the month of October 2011(3)

◦	10% average projected life CPR as of September 30, 2011 which incorporates estimates of faster future prepayments given rate declines and a flatter curve

•	2.13% annualized net interest rate spread for the stub period

◦	2.41% net interest spread as of September 30, 2011

“American Capital Mortgage results are impressive considering the volatile market conditions that existed during its IPO and the funding of its initial investments,” commented Malon Wilkus, Chairman and Chief Executive Officer. “American Capital Mortgage is an actively managed hybrid REIT that will seek the best risk adjusted returns across the spectrum of mortgages and its initial portfolio

American Capital Mortgage Investment Corp.
October 26, 2011

construction is an example of that strategy. We are executing on this strategy with an investment team led by Gary Kain, President and Co-Chief Investment Officer. We have enhanced this team with an experienced non-agency investment manager, Jeff Winkler, Senior Vice President and Co-Chief Investment Officer, who is impressive in his own right. We believe that MTGE can become the success in the hybrid REIT space that American Capital Agency Corp. (Nasdaq: AGNC) has been in the agency space.”

“We are pleased to announce the first quarterly results for MTGE. Despite going public in the middle of an extremely volatile quarter, MTGE achieved a number of significant accomplishments,” commented Gary Kain. “These include fully investing our capital, assembling a very strong agency investment portfolio, which is well positioned to navigate through this challenging prepayment environment, and patiently beginning to build out some higher yielding non-agency investments. Additionally, MTGE was able to maintain its net book value despite an environment characterized by significant prepayment uncertainty, increasing interest rate spreads and risk premiums and a softening outlook for mortgage credit. As we look forward, we feel the Company is in a strong position to generate attractive risk-adjusted returns.”

“With book value preservation in mind, and given the volatility and liquidity conditions in the credit markets, we have been cautious on non-agency investments,” commented Jeff Winkler, Senior Vice President and Co-Chief Investment Officer. “We expect to patiently develop this portfolio as compelling opportunities arise.”

INVESTMENT PORTFOLIO
As of September 30, 2011, the Company's investment portfolio totaled $1.7 billion of agency and non-agency securities, at fair value, comprised of $1.6 billion of fixed-rate agency securities and $59 million of non-agency securities. As of September 30, 2011, the Company's investment portfolio was comprised of 56% 15-year fixed-rate agency securities, 3% 20-year fixed rate agency securities, 37% 30-year fixed-rate agency securities and 4% non-agency securities.(4)

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
During the stub period, the annualized weighted average yield on the Company's average earning assets was 2.86% and its annualized average cost of funds was 0.73%,(5) which resulted in a net interest rate spread of 2.13%. As of September 30, 2011, the weighted average yield on the Company's earning assets was 3.06% and its weighted average cost of funds was 0.65%.(6) This resulted in a net interest rate spread of 2.41% as of September 30, 2011.

The weighted average projected CPR for the remaining life of all of the Company's investments held as of September 30, 2011 was 10%. The actual CPR for the Company's portfolio during the stub period was 4.0%. The most recent CPR published in October 2011 for the Company's portfolio settled as of September 30, 2011 was 5.7%.

The weighted average cost basis of the agency investment portfolio was 106.2% as of September 30, 2011. The amortization of premiums (net of any accretion of discounts) on agency securities for the stub period was $1.3 million, or $0.13 per share. The unamortized net agency premium as of September 30, 2011 was $95 million.

Premiums and discounts associated with purchases of the Company's securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield

American Capital Mortgage Investment Corp.
October 26, 2011

method. Since the cost basis of the Company's agency securities exceeds the underlying principal balance by 6.2% as of September 30, 2011, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact, on the Company's asset yields.

LEVERAGE AND HEDGING ACTIVITIES
As of September 30, 2011, the Company's $1.7 billion investment portfolio was financed with $1.5 billion of repurchase agreements(7) and $200 million of equity capital, resulting in a leverage ratio of 7.3x. When adjusted for the net payable for securities not yet settled, the leverage ratio was 7.8x as of September 30, 2011. The average leverage during the stub period was 4.7x, which is calculated as the daily weighted average repurchase agreement balance outstanding divided by the average month-ended shareholders' equity for the stub period.

Of the $1.5 billion borrowed under repurchase agreements as of September 30, 2011, $728 million had original maturities of 1 month or less, $234 million had original maturities between 1 and 2 months, $363 million had original maturities between 2 and 3 months, $121 million had original maturities between 3 and 4 months and the remaining $15 million had maturities greater than 4 months. As of September 30, 2011, the Company had repurchase agreements with 22 financial institutions. Less than 6% of the Company's equity at risk was with any one counterparty as of September 30, 2011, with the top five counterparties representing less than 19% of the Company's equity at risk.

The Company's interest rate swap positions as of September 30, 2011 totaled $825 million in notional amount (including a $25 million forward starting swap, starting November 2011) at an average fixed pay rate of 0.97%, a weighted average receive rate of 0.30% and a weighted average maturity of 4.0 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its book value and long term earnings potential.

As of September 30, 2011, 56% of the Company's repurchase agreement balance was hedged through interest rate swap agreements. If net unsettled purchases and sales of securities are incorporated, this percentage decreases to 53%.

OTHER INCOME (LOSS), NET

During the quarter, the Company recorded $(0.3) million in other income (loss), or $(0.03) per share. Other income (loss) is comprised primarily of $(3.4) million of net realized losses on derivatives and $(0.6) million in realized loss on periodic interest settlements of interest rate swaps, partially offset by $2.5 million of net realized gains on sales of agency securities and $1.1 million of net unrealized gains on securities and derivatives that are marked-to-market in current income.

Gains and losses (realized and unrealized) on derivatives include the Company's interest rate swaps and short or long positions in “to-be-announced” mortgage securities (“TBA's”) and treasury securities, which the Company uses to reduce its exposure to interest rates.

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other income (loss). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in fair value are recorded in current GAAP earnings as other income (loss).

TAXABLE INCOME

American Capital Mortgage Investment Corp.
October 26, 2011

Taxable income for the stub period was $0.17 per share. The primary difference between tax and GAAP net income is unrealized gains and losses associated with investment and derivative portfolios marked-to-market in current income for GAAP purposes but excluded from taxable income until realized or settled and temporary differences related to amortization of net premiums paid on investments.

NET BOOK VALUE

As of September 30, 2011, the Company's net book value per share was $19.96, or $0.05 per share higher than the net proceeds of $19.91 per share received by the Company from the completion of its initial public offering and concurrent private placement in August 2011.

DIVIDEND
On September 13, 2011, the Board of Directors of the Company declared a stub period dividend of $0.20 per share payable on October 27, 2011, to stockholders of record as of September 23, 2011. After adjusting for the accrued dividend, the Company had approximately $0.3 million of dividends declared in excess of taxable income as of September 30, 2011.

(1)
Leverage calculated as the sum of total repurchase agreements and net payable for unsettled purchases and sales of securities divided by total stockholders' equity as of September 30, 2011. If the Company purchases investment securities and finances the purchase with a repurchase agreement with the same counterparty that are entered into simultaneously or in contemplation of each other, the purchase commitment and repurchase agreement are recorded net for GAAP purposes on the financial statements as a derivative (“Linked Transaction”). The repurchase agreement balance included in the Company's leverage ratio includes repurchase agreement financing recorded as Linked Transactions totaling $26 million as of September 30, 2011.

(2)	Weighted average monthly annualized CPR published during September 2011 for securities settled as of August 31, 2011.

(3)	Weighted average actual annualized CPR published in October 2011 for securities settled as of September 30, 2011.

(4)	$33 million of non-agency securities were recorded net as Linked Transactions on the financial statements.

(5)	The average cost of funds includes the impact of periodic interest settlements on the Company's interest rate swaps.

(6)
Cost of funds as of September 30, 2011 includes the impact of swaps in effect as of September 30, 2011 of $800 million. Average cost of funds includes the impact of periodic interest settlements on the Company's interest rate swaps.

(7)	Including $26 million related to Linked Transactions.

Financial highlights for the stub period are as follows:

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October 26, 2011

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEET
(in thousands)

September 30, 2011
(unaudited)
Assets:
Agency securities, at fair value	$1,621,717
Non-agency securities, at fair value	25,918
Linked transactions, at fair value, net	6,935
Cash and cash equivalents	61,396
Restricted cash	11,241
Interest receivable	5,223
Derivative assets, at fair value	1,515
Receivable for agency securities sold	110,127
Receivable under repurchase agreements	25,875
Other assets	635
Total assets	$1,870,582

Liabilities:
Repurchase agreements	$1,434,527
Payable for agency securities purchased	206,607
Derivative liabilities, at fair value	658
Dividend payable	2,001
Obligation to return securities borrowed, at fair value	25,443
Accounts payable and other accrued liabilities	1,596
Total liabilities	1,670,832

Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—
Common stock, $0.01 par value; 300,000 shares authorized, 10,006 issued and outstanding	100
Additional paid-in capital	199,185
Retained earnings	465
Total stockholders' equity	199,750
Total liabilities and stockholders' equity	$1,870,582

American Capital Mortgage Investment Corp.
October 26, 2011

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

For the period from August 9, 2011 through September 30, 2011
(unaudited)
Interest income:
Interest income
Agency securities	$4,039
Non-agency securities	65
Other	24
Interest expense	(383)
Net interest income	3,745

Other income (loss), net:
Realized gain on securities, net	2,462
Realized loss on derivatives, net	(3,412)
Realized loss on periodic settlements of interest rate swaps, net	(577)
Unrealized gain on agency securities, net	1,970
Unrealized loss on non-agency securities, net	(747)
Unrealized gain on derivatives, net	819
Unrealized loss and net interest income on linked transactions, net (1)	(813)
Total other loss, net	(297)

Expenses:
Management fees	431
General and administrative expenses	550
Total expenses	981

Net income	$2,467

Net income per common share - basic and diluted	$0.25

Weighted average number of common shares outstanding - basic and diluted	10,006

Dividends declared per common share	$0.20

American Capital Mortgage Investment Corp.
October 26, 2011

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO CHARACTERISTICS*
(in thousands, except per share data)

For the period from August 9, 2011 through September 30, 2011
(unaudited)

Average agency securities, at cost	$991,237
Average non-agency securities, at cost (2)	$28,020
Average total assets, at fair value	$1,227,849
Average repurchase agreements (3)	$942,335
Average stockholders' equity	$199,229

Agency securities, at fair value - as of period end	$1,621,717
Non-agency securities, at fair value - as of period end	$25,918
Linked transactions net, at fair value - as of period end	$6,935

Average coupon (4)	4.01%
Average asset yield (5)	2.86%
Average cost of funds (6)	0.73%
Average net interest rate spread (7)	2.13%

Average actual CPR for the period	4%
Average forecasted CPR as of period end	10%

Leverage (average during the period) (8)	4.7:1
Leverage (as of period end) (9)	7.8:1

Expenses % of average assets (10)	0.55%
Expenses % of average stockholders' equity (11)	3.39%

Net asset value per common share as of period end (12)	$19.96
Dividends declared per common share	$0.20
Net return on average stockholders' equity (13)	8.5%

*	Average numbers for the stub period are weighted based on days from August 9, 2011 (commencement of operations) through September 30, 2011. All percentages are annualized.
(1) Includes $1.0 million in net unrealized losses, net of $0.2 million of net interest income.
(2) Average non-agency securities, at cost, for the stub period include approximately $20.2 million that are classified as linked transactions on the balance sheet.

(3)	Average repurchase agreements include approximately $15.0 million of repurchase agreement borrowings that are classified as linked transactions on the balance sheet.
(4) Weighted average coupon for the period was calculated by dividing the Company's total coupon (or cash) interest income on securities by the Company's daily weighted average securities held.

(5)
Weighted average asset yield for the period was calculated by dividing the Company's total interest income on securities, less amortization of premiums and discounts, by the Company's daily weighted average securities held.

American Capital Mortgage Investment Corp.
October 26, 2011

(6) Weighted average cost of funds for the period was calculated by dividing the Company's total interest expense (including periodic settlements of interest rate swaps), by the Company's daily weighted average repurchase agreements for the period.

(7)	Net interest rate spread for the period was calculated by subtracting the Company's weighted average cost of funds (including interest rate swaps) from the Company's weighted average asset yield.
(8) Leverage during the period was calculated by dividing the Company's daily weighted average repurchase agreements (including those related to Linked Transactions), for the period by the Company's average month-ended stockholders' equity for the period.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's repurchase agreements (including those related to Linked Transactions) and net receivable / payable for unsettled agency securities by the Company's total stockholders' equity at period end.

(10)	Expenses as a percentage of average total assets was calculated by dividing the Company's total expenses by the Company's average total assets for the period.

(11)	Expenses as a percentage of average stockholders' equity was calculated by dividing the Company's total expenses by the Company's average month-ended stockholders' equity.

(12)	Net book value per share was calculated by dividing the Company's total stockholders' equity by the Company's number of shares outstanding.
(13) Annualized net return on average stockholders' equity for the period was calculated by dividing the Company's net income by the Company's average month-ended stockholders' equity on an annualized basis.

STOCKHOLDER CALL
The Company invites stockholders, prospective stockholders and analysts to attend the MTGE stockholder call on October 27, 2011 at 11:00 am ET. The stockholder call can be accessed through a live webcast, free of charge, at www.MTGE.com or by dialing (877) 569-8701 (U.S. domestic) or (574) 941-7382 (international). Please provide the operator with the conference ID number 16829626. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.
A slide presentation will accompany the call and will be available at http://www.mtge.com/. Select the Q3 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be made available on our website after the call on October 27. In addition, there will be a phone recording available from 4:00 pm ET October 27 until 11:59 pm ET November 10. If you are interested in hearing the recording of the presentation, please dial (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international). The conference ID number is 16829626.
For further information or questions, please contact our Investor Relations Department at (301)968-9220 or IR@MTGE.com.
ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
American Capital Mortgage Investment Corp. is a real estate investment trust ("REIT") formed in August 2011 that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to http://www.mtge.com/.
ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $52 billion in assets under management and seven offices in the U.S. and Europe. American Capital and its affiliates will consider investment opportunities from $10 million to $300 million. For further information,

American Capital Mortgage Investment Corp.
October 26, 2011

please refer to http://www.americancapital.com/.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes non-GAAP financial information, including our taxable income and certain financial metrics derived based on taxable income, which management uses in its internal analysis of results, and believes may be informative to investors. Taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include temporary differences for unrealized gains and losses on derivative instruments and investment securities recognized in income for GAAP but excluded from taxable income until realized or settled, differences in the CPR used to amortize premiums or accrete discounts as well as treatment of start-up organizational costs and stock-based compensation. Furthermore, taxable income can include certain estimated information and is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company. The Company believes that these non-GAAP financial measures provide information useful to investors because taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with our taxable income and certain financial metrics derived based on such taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because taxable income is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, our presentation of our estimated taxable income may not be comparable to other similarly-titled measures of other companies.